EXHIBIT 10.1.13

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 28, 2002, by and among SCIENTIFIC-ATLANTA, INC. (the “Borrower”), each of the financial institutions party hereto as “Lenders”, THE BANK OF NEW YORK and ABN AMRO BANK N.V., acting through its Atlanta Agency, as Co-Agents (the “Co-Agents”), and BANK OF AMERICA, N.A., successor to NationsBank, N.A., successor to NationsBank, N.A. (South), formerly known as NationsBank of Georgia, National Association, as Agent (the “Agent”).

WHEREAS, the Borrower, the financial institutions party thereto as “Lenders”, the Co-Agents and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of May 7, 1999, as amended as of June 22, 1999, as of May 5, 2000 and as of June 22, 2001 (as amended and in effect immediately prior to the date hereof, the “Credit Agreement”); and WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

SECTION 1.    Specific Amendments to Credit Agreement.    The parties hereto agree that the Credit Agreement is amended as follows:

(a)    The definition of the term “Applicable Facility Fee” contained in Section 1.1. of the Credit Agreement is hereby deleted in its entirety and the following substituted in its place:

“Applicable Facility Fee” means at the time of determination thereof, the percentage rate set forth below for the Facility A Commitments or Facility B Commitments, as the case may be, corresponding to the Consolidated Funded Debt/EBITDA Ratio of the Borrower in effect at such time:

Consolidated Funded Debt/EBITDA Ratio	Applicable Facility Fee for Facility A Commitments	Applicable Facility Fee for Facility B Commitments
Less than or equal to 1.00 to 1.00	0.100%	0.150%
Greater than 1.00 to 1.00 but less than or equal to 1.50 to 1.00	0.150%	0.20%
Greater than 1.50 to 1.00 but less than or equal to 2.25 to 1.00	0.180%	0.250%

Greater than 2.25 to 1.00	0.225%	0.30%

The Applicable Facility Fee shall be determined by the Agent on a quarterly basis based on the Consolidated Funded Debt/EBITDA Ratio as set forth in the compliance certificate required to be delivered by the Borrower pursuant to Section 8.3. Any adjustment to the Applicable Facility Fee shall be effective as of the date of determination thereof by the Agent.

(b)    The definition of the term “Applicable Margin” contained in Section 1.1. of the Credit Agreement is hereby deleted in its entirety and the following substituted in its place:

“Applicable Margin” means at the time of determination thereof, the percentage rate set forth below corresponding to the Consolidated Funded Debt/EBITDA Ratio in effect at such time:

Consolidated Funded Debt/EBITDA Ratio	Applicable Margin for Facility A Loans	Applicable Margin for Facility B Loans
Less than or equal to 1.00 to 1.00	0.200%	0.600%
Greater than 1.00 to 1.00 but less than or equal to 1.50 to 1.00	0.250%	0.800%
Greater than 1.50 to 1.00 but less than or equal to 2.25 to 1.00	0.320%	1.000%
Greater than 2.25 to 1.00	0.400%	1.200%

The Applicable Margin shall be determined by the Agent on a quarterly basis based on the Consolidated Funded Debt/EBITDA Ratio as set forth in the compliance certificate required to be delivered by the Borrower pursuant to Section 8.3. Any adjustment to the Applicable Margin shall be effective (a) as of the first day of any Interest Period beginning on or after the determination thereof for purposes of the calculation of interest under Section 2.4.(a)(ii) with respect to any LIBOR Loan and (b) as of the date of determination thereof for purposes of calculation of the letter of credit fee under Section 3.6.(b)(i).

(c)    The definition of the term “Facility B Termination Date” contained in Section 1.1. of the Credit Agreement is hereby deleted in its entirety and the following substituted in its place:

“Facility B Termination Date” means June 3, 2003, or such later date to which such date may be extended under Section 2.12.

(d)    Annex I to the Credit Agreement is deleted in its entirety and Annex I hereto is substituted in its place.

SECTION 2.    Representations of Borrower.    The Borrower represents and warrants to the Agent and the Lenders that:

(a)    Authorization.    The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower, and this Amendment and the Credit Agreement as amended by this Amendment, are each a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms.

(b)    Compliance with Laws, Etc.    The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement as amended by this Amendment, each in accordance with its terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation or the bylaws of the Borrower or the organizational documents of any other Loan Party; (iii) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its properties may be bound, which conflict, breach or default would have a Material Adverse Effect; or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party other than in favor of the Agent for the benefit of the Lenders.

(c)    No Default.    No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

SECTION 3.    Reaffirmation of Representations by Borrower.    The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower to the Agent and the Lenders in the Credit Agreement as amended by this Amendment and the other Loan Documents to which the Borrower is a party on and as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted under the Credit Agreement.

SECTION 4.    Certain References.    Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

SECTION 5.    Benefits.    This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 6.    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

SECTION 7.    Amendment Fee.    In consideration of the Lenders amending of the Credit Agreement as provided herein, the Borrower agrees to pay to each Lender an amount equal to 0.10% of such Lender’s Facility B Commitment. The Borrower shall deliver the aggregate of such payments to the Agent for the account of the Lenders.

SECTION 8.    Expenses.    The Borrower shall reimburse the Agent upon demand for all costs and expenses (including attorneys’ fees) incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

SECTION 9.    Effect.    Except as expressly herein amended, the terms and conditions of the Credit Agreement shall remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

SECTION 10.    Effectiveness of Amendment.    The effectiveness of this Amendment is subject to receipt by the Agent of each of the following, each in form and substance satisfactory to the Agent:

(a)	The aggregate amendment fee described in Section 7 above;

(b)	A counterpart of this Amendment duly executed by the Borrower and the applicable Lenders; and

(c)	Such other documents, instruments and agreements as the Agent may reasonably request.

SECTION 11.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

SECTION 12.    Definitions.    All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Amended and Restated Credit Agreement to be executed as of the date first above written.

SCIENTIFIC-ATLANTA, INC.

By:
Name:

Title:

BANKOF AMERICA, N.A., individually and as Agent

By:
Name:

Title:

THE BANK OF NEW YORK, individually and as Co-Agent

By:
Name:

Title:

ABN AMRO BANK N.V., acting through its Atlanta Agency, individually and as Co-Agent

By:
Name:

Title:

By:
Name:

Title:

[Signatures Continued on Next Page]

[Signature Page to Fourth Amendment to Amended and Restated Credit Agreement dated as of
May 28, 2002 with Scientific-Atlanta, Inc.]

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:

Title:

THE BANK OF TOKYO-MITSUBISHI LTD, NEW YORK BRANCH

By:
Name:

Title:

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:
Name:

Title:

ANNEX I

LIST OF LENDERS, COMMITMENT AMOUNTS AND LENDING OFFICES

Bank of America, N.A.

Lending Office (all Types of Loans): Bank of America, N.A. 1850 Gateway Blvd. Concord, Ca 94520-3281	Initial Facility A Commitment Amount: $42,500,000 Initial Facility B Commitment Amount: $12,500,000

Wiring Instructions:

To:	Bank of America, N.A.
Attention: Credit Services-Agency Admin
ABA #111000012
Reference: Scientific-Atlanta, Inc.
Account: 3750836479

The Bank of New York

Lending Office (all Types of Loans): 1 Wall Street New York, New York 10286 Attention: Ronald Reedy Telecopier: (212) 635-6434 Telephone: (212) 635-6724	Initial Facility A Commitment Amount: $27,500,000 Initial Facility B Commitment Amount: $10,000,000

Wiring Instructions:

To:	The Bank of New York
1 Wall Street (22N)
New York, New York 10286
ABA #021000018
Account No.: GLA 111-556
Attention: Lorna O. Alleyne, AVP

ABN AMRO Bank N.V., acting through its Atlanta Agency

Lending Office (all Types of Loans): Suite 1200, One Ravinia Drive Atlanta, Georgia 30346 Attention: Steven L. Hipsman Telecopier: (770) 352-1267 Telephone: (770) 396-5092	Initial Facility A Commitment Amount: $25,000,000 Initial Facility B Commitment Amount: $0

Wiring Instructions:

To:	Federal Reserve Bank, NY, NY
Favor of: ABN*AMRO Bank N.V.
ABA #0260-09580
Account: 650-001-1789-41
Reference: Scientific Atlanta

Wachovia Bank, National Association

Lending Office (all Types of Loans): 191 Peachtree Street, 29th Floor Atlanta, Georgia 30303 Attention: Karen H. McClain Telecopier: (404) 332-5016 Telephone: (404) 332-6555	Initial Facility A Commitment Amount: $30,000,000 Initial Facility B Commitment Amount: $20,000,000

Wiring Instructions:

To:	Wachovia Bank, N.A.
191 Peachtree Street
Atlanta, Georgia 30303
ABA #061-000-010
Account: 18-171-498
Attention (Interest & Fees on Loans): Adrienne Durham or Karen McClain
Attention (Documentary Letter of Credit Fees): Marilyn Hare
Attention: (Standby Letter of Credit Fees): Rhonda Sulier

The Bank of Tokyo-Mitsubishi Ltd., New York Branch

Lending Office (all Types of Loans): 133 Peachtree Street, NE, #4970 Atlanta, Georgia 30303-1808 Attention: Gary England Telecopier: (404) 577-1155 Telephone: (404) 222-4205	Initial Facility A Commitment Amount: $12,500,000 Initial Facility B Commitment Amount: $7,500,000

Wiring Instructions:

To:	Bank of Tokyo-Mitsubishi, Ltd. N.Y. Br.
1251 Avenue of the Americas
New York, New York 10020-1104
ABA #0260-0963-2
Account 97770191
Attention: Loan Operations Dept.

Australia and New Zealand Banking Group Limited

Lending Office (all Types of Loans): 1177 Avenue of the Americas New York, New York 10036 Attention: Orlando Diaz Telecopier: (212) 801-9131 Telephone: (212) 801-9740	Initial Facility A Commitment Amount: $12,500,000 Initial Facility B Commitment Amount: $0

Wiring Instructions:

To:	HSBC Financial Institutions
For: Australia and New Zealand Banking Group Ltd.
ABA #021-001-0888
Account: 000107484
Attention: Ms. Tessie Amante